Exhibit 3.1
RESTATED CERTIFICATE OF INCORPORATION
OF
HURON CONSULTING GROUP INC.

Huron Consulting Group Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “GCL”), does hereby certify as follows:
(1)The name of the Corporation is Huron Consulting Group Inc. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on March 19, 2002 under the name SSCG, Inc.
(2)This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Third Amended and Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on February 16, 2005, as amended by the Amendment to the Third Amended and Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on May 15, 2023 (collectively, the “Certificate”).
(3)There is no discrepancy between the provisions of the Certificate and the provisions of this Restated Certificate, which was duly adopted in accordance with Section 245 of the GCL.
(4)The text of the Certificate is hereby integrated and restated in its entirety to provide as herein set forth in full.
ARTICLE I
Name
The name of the Corporation is Huron Consulting Group Inc. (the “Corporation”).

ARTICLE II
Registered Office and Registered Agent
The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, County of New Castle. The name of its registered agent is Corporation Service Company.
ARTICLE III
Purpose
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the GCL as set forth in Title 8 of the General Corporation Law of the State of Delaware (the “GCL”).
ARTICLE IV
Stock Issuance
Part A.Authorized Shares

The amount of the total authorized capital stock of the Corporation is 550,000,000 shares, consisting of:
(a)50,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”); and
(b)500,000,000 shares of Common Stock, par value $.01 per share (the “Common Stock”).
The preferences, qualifications, limitations, restrictions and special or relative rights of shares of each class of authorized capital stock are set forth below.
Part B.Preferred Stock
The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.
Part C.Common Stock
Section 1.Voting. On all matters on which holders of Common Stock are entitled to vote, each holder of shares of Common Stock shall be entitled to cast one (1) vote, in person or by proxy, for each share of Common Stock standing in his, her or its name on the transfer books of the Corporation.
Section 2.No Cumulative Voting. The holders of shares of Common Stock shall not have cumulative voting rights.
Section 3.No Preemptive or Subscription Rights. The holders of shares of Common Stock shall not have preemptive or subscription rights.
Part D.Power to Sell and Purchase Shares
Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.
ARTICLE V
Board of Directors
The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
(a)The business and affairs of the Corporation shall be managed by or under the direction of the Board.
(b)The number of directors of the Corporation shall be fixed from time to time in the manner provided in the Bylaws.
(c)Until the conclusion of the Corporation’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”), the directors shall be divided into three classes, designated Class I, Class II and Class III. Each person elected as a director of the Corporation at or after the annual meeting of stockholders that is held in calendar year 2024 (the “2024 Annual Meeting”), whether to succeed a person whose term of office as a director has expired or to fill any vacancy, shall be elected for a term expiring at the next annual meeting of stockholders. Each director elected prior to the 2024 Annual Meeting shall continue to serve as a director for the term for which he or she was elected. In each case, each director shall hold office until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal from office. Commencing with the election of directors at the 2026 Annual Meeting, the Board shall no longer be classified, and all of the directors shall be elected annually and shall hold office until the next annual meeting of stockholders, and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.
(d)Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board that results from an increase in the number of directors may be filled by a majority of the Board then in office, provided that a quorum is present, and any other vacancy occurring on the Board may be filled by a majority of the Board then in office, even if less than a quorum, or by a sole remaining director. Any director appointed to fill a vacancy shall hold office for a term expiring at the next annual meeting of stockholders; provided, however, any director appointed to fill a vacancy of any director elected prior to the 2026 Annual Meeting shall have the same remaining term as that of his or her predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any director or the entire Board may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote in connection with the election of directors; provided, however, any director elected prior to the 2026 Annual Meeting and any director appointed to fill a vacancy of any director elected prior to the 2026 Annual Meeting may be removed from office only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote in connection with the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto.
(e)In addition to the powers and authority hereinabove or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Restated Certificate of Incorporation, and any by-laws adopted by the stockholders; provided, however, that no by-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors that would have been valid if such by-laws had not been adopted.
ARTICLE VI
Liability of Directors
A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except as to liability to the extent such exemption from liability or limitation thereof is not permitted under the paragraph (7) of subsection (b) of Section 102 of the GCL, as the same exists or may hereafter be amended. If the GCL hereafter is amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended GCL. Any repeal or modification of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
ARTICLE VII
Creditor Arrangements
Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the GCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on this Corporation.
ARTICLE VIII
Indemnification
The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board. The right to indemnification conferred by this Article VIII shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article VIII.
The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.
The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate of Incorporation, the by-laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.
Any repeal or modification of this Article VIII by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
ARTICLE IX
No Action By Written Consent
Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.
ARTICLE X
Location of Meetings of Stockholders and Books and Records
Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the by-laws of the Corporation.
ARTICLE XI
Calling of Special Meetings of Stockholders
Unless otherwise required by law, special meetings of the stockholders, for any purpose or purposes, may be called by either (i) the Chairman of the Board, if there be one (ii) the President or (iii) the Board. The ability of the stockholders to call a special meeting of the stockholders is hereby specifically denied.
ARTICLE XII
Amendments of By-laws
In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board shall have the power to adopt, amend, alter or repeal the by-laws of the Corporation. The affirmative vote of at least a majority of the entire Board shall be required to adopt, amend, alter or repeal the by-laws of the Corporation. The by-laws of the Corporation also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least two-thirds of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote in connection with the election of directors.
ARTICLE XII
Amendments
The Corporation reserves the right to amend, alter, change, repeal or waive any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote in connection with the election of directors shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, Articles V, VI, VIII, IX, XI and XII of this Restated Certificate of Incorporation or this Article XIII.
Any repeal or modification of Articles VI or VIII of this Restated Certificate of Incorporation shall not adversely affect any rights under Articles VI or VIII of any individual referred to in Articles VI or VIII existing at the time of such repeal or modification with respect to acts or omissions of such individual occurring prior to such repeal or modification.
ARTICLE XIV
Business Combinations
The Corporation shall not be governed by the provisions of Section 203 of the General Corporation Law.
IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed on its behalf this 27th day of July, 2023.

HURON CONSULTING GROUP INC.

/s/ Ernest W. Torain, Jr.
Name: Ernest W. Torain, Jr.
Title: Executive Vice President,
General Counsel and Corporate Secretary